                                                                EXHIBIT 10.8

                       SECOND AMENDMENT TO PROMISSORY NOTE

                  This Second Amendment To Promissory Note ("Second Amendment") is entered into as of May 27, 1997 (the "Second Amendment Effective Date"), by Teacher Retirement System of Texas (the "Holder") and the St. Francis Hotel Corporation (the "Hotel Corporation") and The Westin St. Francis Limited Partnership (the "Hotel Partnership"), as assignee of the Hotel Corporation (the Hotel Corporation and Hotel Partnership, individually and collectively, the "Maker") in connection with that certain Promissory Note dated as of August 21, 1986, by Hotel Corporation (and Hotel Partnership as assignee) in favor of Holder in the original principal amount of $83,325,000, as amended by that certain First Amendment To Promissory Note dated as of June 2, 1994 (the "First Amendment") (as amended, the "Note").

                                 R E C I T A L S

                 A. On or about August 21, 1986, Holder made a loan (the
"Loan") to Hotel Corporation in the principal amount of $83,325,000. The Loan is evidenced by the Note and is secured by a first-priority, properly recorded lien on The Westin St. Francis (the "St. Francis Hotel") and other Mortgaged Property (as defined in the Deed of Trust, as hereinafter defined) pursuant to the Deed of Trust. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given such terms in the Note.

                  B. Contemporaneously with the making of the Loan, pursuant to that certain Agreement for the Contribution of Assets and the Transfer of Limited Partnership Interests dated as of August 28, 1986, between Hotel Corporation and Hotel Partnership, Hotel Corporation transferred all of its right, title and interest in and to the St. Francis Hotel and the Property (as defined therein) to Hotel Partnership. As the assignee of Hotel Corporation, Hotel Partnership became subject to all of the provisions of the Note, the Deed of Trust and the other Loan Documents (as hereinafter defined) in the same capacity as Hotel Corporation, and consequently became jointly and severally liable with Hotel Corporation for all of Hotel Corporation's obligations and liabilities under the Note, the Deed of Trust and the other Loan Documents (as hereinafter defined).

                  C. Holder, Hotel Corporation, Hotel Partnership, Westin Hotels Limited Partnership ("WHLP"), Westin Hotel Company ("Westin") and certain other parties have entered into that certain Second Restructuring Agreement of even date herewith (the "Second Restructuring Agreement"), which, among other things, requires the execution and delivery of this Second Amendment.

                               A G R E E M E N T

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                  1.       Amendments.
                  1.1      Modification of Interest Rate.  Paragraph 1 of the
Note is hereby amended and restated in its entirety to read as follows:

                           "For the period commencing on the date hereof and
                  terminating upon the maturity or earlier repayment of the loan evidenced hereby (the "Loan"), interest shall be due on the unpaid principal amount from time to time outstanding (including, without limitation, all accrued interest added to principal pursuant to Paragraph 2(c) hereof) at the Contract Rate (as defined below) then in effect, computed on the basis of a 360-day year comprised of twelve (12) thirty (30)-day months and compounded quarterly. As used herein, the term "Contract Rate" shall mean (i) for the period from the date hereof through November 30, 1996, at the rates provided in the First Amendment, (ii) for the period from December 1, 1996 through and including November 30, 1997, seven and one-half percent (7.5%) per annum, (iii) for the period from and including December 1, 1997 through and including the maturity or earlier repayment of the Loan, eight and eighty-five 100ths percent (8.85%) per annum."

                  1.2 Modification of Repayment Terms. Subparagraphs 2(a)(3) and 2(a)(4) and the last paragraph of Paragraph 2(a) of the Note are hereby amended and restated in their entirety as follows:


                        "(3) Second, Third, Fourth Quarters of Year 8, Years
                  9-13 and First Quarter of Year 14: On the first day immediately following each quarter of each Loan Year in the period commencing on December 1, 1993 and terminating on November 30, 1999, there shall be paid an amount equal to the interest accruing at the Contract Rate then in effect on the unpaid principal balance of this Note during such quarter.

                        (4) December 1, 1999 through Maturity Date: On the first
                  day immediately following each quarter of each Loan Year during the period commencing on December 1, 1999, and ending November 30, 2006, there shall be paid such quarterly amount as is necessary to repay the unpaid principal balance of this Note outstanding as of December 1, 1999, plus accrued interest, on the basis of a 25-year amortization schedule (with equal quarterly payments of interest and principal). As set forth in Paragraph 3 hereof, on the maturity date of the Note, the entire unpaid principal balance of this Note, plus all accrued and unpaid interest thereon, shall be due and payable in full.

                        For purposes of illustration (and assuming no incurrence
                  of late fees, default interest or other charges or amounts to which the Periodic Payments are applied and assuming no principal prepayments after the date of the Second Amendment, a payment schedule is attached to the Second Amendment as Amended Schedule A, and is incorporated herein by this reference. As used herein, the term "Loan Year" shall mean and refer to the twelve (12) month period commencing on the first day of the next calendar month following the date on which the Loan is funded by Holder and each twelve (12) month period thereafter."

Schedule A attached to the First Amendment is hereby deleted, and the attached Amended Schedule A is hereby substituted in lieu thereof.

                  1.3 Adjustment to Periodic Payments. Paragraph 2(b) of the
Note is hereby amended and restated in its entirety as follows:

                        "Any partial prepayment of principal made on or after
                  the Second Amendment Effective Date, pursuant to Paragraph 6(b) below shall not be applied to any Periodic Payment but shall instead be applied to the portion of the principal amount of the Note that will become due and payable upon the maturity of the Loan."

                  1.4 Term. Paragraph 3 of the Note is hereby amended and restated as follows:

                        "Except as otherwise provided herein, the maturity date
                  of this Note shall be November 30, 2006, on which date the entire unpaid principal balance of this Note, plus all accrued and unpaid interest thereon, shall be due and payable in full."

                  1.5 Amended Definitions of Deed of Trust and Loan Documents. Paragraph 4 of the Note is hereby amended by deleting the entire last two sentences of the paragraph and substituting therefor the following two sentences:
                  "As used in this Note, the term "Deed of Trust" shall mean that certain Deed Of Trust, Financing Statement, Security Agreement And Fixture Filing (With Assignment Of Rents And Leases), encumbering real property located in San Francisco County, California, dated as of August 21, 1986, by the St. Francis Hotel Corporation (and The Westin St. Francis Limited Partnership, as its assignee), as Trustor, to Transnation Title Insurance Company (formerly known as Transamerica Title Insurance Company), as Trustee, for the benefit of the Holder, as Beneficiary, as amended by (i) that certain First Amendment to Deed Of Trust, Financing Statement, Security Agreement And Fixture Filing (With Assignment Of

                  Rents And Leases) dated as of June 2, 1994 ("First Amendment to Deed of Trust"), and (ii) that certain Second Amendment to Deed Of Trust, Financing Statement, Security Agreement And Fixture Filing (With Assignment Of Rents And Leases) dated as of May 27, 1997 ("Second Amendment to Deed of Trust") as further amended, restated, supplemented or otherwise modified from time to time. As used in this Note, the term "Loan Documents" shall mean Loan Documents as defined in the Deed of Trust."

                  1.6 Prepayment Provisions. Paragraph 6 of the Note is hereby amended and restated in its entirety to read as follows:

                  "a. Except as specifically provided herein, Maker shall not be permitted to prepay the Loan; provided, however, Maker may prepay the Loan, in full, at any time after the Second Amendment Effective Date, provided that no default or event of default shall have occurred and be continuing under the Note or any other Loan Document, upon ninety (90) days prior written notice to Holder, which notice shall specify the date of any prepayment, and payment to Holder of the entire outstanding balance of the Loan plus a prepayment premium equal to the amount obtained by subtracting the amount of the principal balance of the Loan to be prepaid on the date of such tender of payment from the amount obtained by calculating the present value of the remaining principal and interest payments scheduled to have been made in accordance with the terms of the Note, using a discount rate (compounded quarterly) which is equal to 100 basis points plus the percent per annum of the Treasury Constant Maturities having a maturity date closest in time to November 30, 2006 ("Treasury Yield") as such interest rate is reported in The Federal Reserve Statistical Release G13(415) or its successor publication most recently released prior to the date of tender of payment. The prepayment premium shall in no event be less than zero. No partial prepayments shall be allowed except as provided in Paragraph 6(b) hereof.

                  Maker expressly waives any right to prepay the Loan, except as specifically provided above. Therefore, if the maturity of this Note is accelerated by reason of any default hereunder, under the Deed of Trust or under any other Loan Document, including, but not limited to, a default pursuant to
Section 5.01 of the Deed of Trust, Maker agrees that the applicable prepayment premium shall automatically become immediately due and payable by Maker, and further, any tender to cure such default which results in a prepayment of the indebtedness evidenced hereby resulting from such default, including any redemption following foreclosure of the Deed of Trust, shall constitute an evasion of the restrictions on prepayment set forth herein and shall be deemed a voluntary prepayment. Accordingly, to the maximum extent permitted by law, Holder may impose as a condition to accepting any such tender, and may also include in its statement of the amount then due without regard to whether there has been a tender, the prepayment premium that would otherwise have been due in connection with a prepayment made on such date. Maker acknowledges that it is a knowledgeable real estate operator, developer, and investor that fully understands the effect of the waiver contained above, considers that the provisions for the extension of the Loan by Holder pursuant to the Second Amendment at the interest rates set forth above is sufficient consideration for such waiver, and understands that Holder would not make this Loan without such waiver.

                  b. In addition to the principal repayments provided for in Paragraph 2 above, Maker shall be entitled to make up to two principal prepayments (each a "Partial Prepayment") during any calendar year, without payment of any prepayment premium, provided that (i) Maker shall have given Holder at least ninety (90) days prior written notice of Maker's intention to make such prepayment, which notice shall specify the date and amount of such prepayment, (ii) each such prepayment amount shall be accompanied by a prepayment on the Chicago Loan (a "Chicago Loan Prepayment"), made in accordance with the terms of the Chicago Loan, and the amount of the Partial Prepayment plus the amount of the Chicago Loan Prepayment shall equal Five Million Dollars ($5,000,000), (iii) the aggregate amount of Partial Prepayments plus Chicago Loan Prepayments shall not exceed twenty million dollars ($20,000,000) during the period from the Second Amendment Effective Date through the maturity date hereof, and (iv) there shall not have occurred any default or event of default under this Note, the Chicago Loan, the Second Restructuring Agreement, the Deed of Trust, or the Mortgage between the Second Amendment Effective Date and the date of any proposed prepayment. Chicago Loan Prepayments and Partial Prepayments hereunder shall be allocated between the Loan and the Chicago Loan based upon the ratio of the principal balance of each loan to the aggregate principal balance of both loans; for example, a $5,000,000 prepayment made at a time when the principal balance of the Loan was $91,000,000 and the principal balance of the Chicago Loan was $31,000,000, would be allocated as a $3,729,508.20 Partial Prepayment ($91,000,000 divided by $122,000,000 times
$5,000,000) and a $1,270,491.80 Chicago Loan Prepayment. Any Partial Prepayments pursuant to this Paragraph 6(b) shall be made on the dates provided for Periodic Payments of principal and interest as provided in Paragraph 2.

                  c. Notwithstanding Paragraphs 6(a) and 6(b), Maker shall be entitled to prepay the entire balance of this Note upon the closing of an Arms-Length Sale (as defined below) of the St. Francis Hotel, without the requirement of any prepayment premium, provided that (i) Maker shall have provided Holder with at least ninety (90) days prior written notice of such Arm's-Length Sale, which notice shall identify with reasonable particularity the prospective purchaser, the terms of such sale, and the date of the proposed sale closing, (ii) the entire balance of the Note shall be paid in full in cash at the closing of such sale, and (iii) there shall not have occurred any default or event of default under this Note, the Chicago Loan, the Second Restructuring Agreement, the Deed of Trust, or the Mortgage between the Second Amendment Effective Date and the date of any proposed prepayment. For purposes of this provision, "Arm's-Length Sale" shall mean a sale of the St. Francis Hotel that closes on or after August 31, 2001 in connection with which none of Maker, or any of the other Westin Parties (as defined in the Second Restructuring Agreement), nor any of their respective affiliates shall retain any direct or indirect ownership interest in, or lien claim against, the St. Francis Hotel or the entity that proposes to acquire the St. Francis Hotel pursuant to such sale, or any affiliate of such entity."

                  1.7 Notices. The notice addresses for Holder in Paragraph 15(b) of the Note are hereby amended and restated in their entirety to read as follows:

                  "(b) If to Holder:

                  Teacher Retirement System of Texas
                  1000 Red River Street
                  Austin, Texas 78701-2698
                  Attention: Timothy W. Monter
                  Telecopy:  (512) 370-0583

                  with a copy to:

                  LaSalle Advisors Limited
                  1601 Response Road, Suite 300
                  Sacramento, California 95815
                  Attention:  Bruce D. Grant
                  Telecopy:  (916) 920-0205

                  and:

                  Teacher Retirement System of Texas
                  1000 Red River Street
                  Austin, Texas  78701-2698
                  Attention:  Legal Services Department
                  Telecopy:   (512) 370-0529

                  and:

                  Latham & Watkins
                  5800 Sears Tower
                  233 South Wacker Drive
                  Chicago, Illinois  60606
                  Attention:  Douglas Bacon
                  Telecopy:   (312) 993-9767"

                  2. Representations and Warranties of Hotel Corporation and Hotel Partnership. To induce Holder to enter into this Second Amendment, each Maker hereby reaffirms, and incorporates by reference herein, each of its representations and warranties set forth in the Second Restructuring Agreement.

                  3. Conditions to Effectiveness. The amendments to the Note set forth in Section 1 hereof shall become effective on the Effective Date (as defined in the Second Restructuring Agreement).

                  4. Reference to and Effect on the Note.

                  4.1 Upon the Effective Date, each reference in the Note to "this Note," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Note as amended hereby, and each reference to the Note in the Deed of Trust, any other Loan Document, any Restructuring Document (as defined in the Second Restructuring Agreement) or any other document, instrument or agreement executed and/or delivered in connection with this Second Amendment, the Note, the Deed of Trust, any other Loan Documents or any other Restructuring Documents shall mean and be a reference to the Note as amended hereby.

                  4.2 The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Holder under the Note, as amended hereby, the Deed of Trust, the Loan Documents, the Restructuring Documents or any other document, instrument or agreement executed in connection herewith or therewith, nor constitutes a waiver of any provision contained therein, except as specifically set forth herein or contemplated hereby.

                  4.3 The terms and conditions of this Second Amendment and the Holder's rights, powers and remedies pursuant hereto shall apply to the entire Loan and all other indebtedness and obligations under the Loan Documents. Except as specifically modified herein, the Note remains in full force and effect, and Maker hereby ratifies and reaffirms all of the terms and provisions of the Note and the validity and enforceability thereof (as if The Westin St. Francis Limited Partnership were a signatory thereto in the same capacity as St. Francis Hotel Corporation) and remain in full force and effect. This Second Amendment is an amendment of the Note and does not constitute a novation of the Loan or any of the other indebtedness or obligations under the Loan Documents.

                  5. Governing Law and Severability. This Second Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) and decisions of the State of California. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6. Counterparts. This Second Amendment may be executed (including, without limitation, by way of facsimile) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Executed signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  7. Headings. Section headings in this Second Amendment are included herein for convenience and reference only and shall not constitute a part of this Second Amendment for any other purpose.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

                                ST. FRANCIS HOTEL CORPORATION,
                                a Delaware corporation, as Maker


                                By: /s/  DOUGLAS C. SUTTEN
                                    ----------------------------------------
                                Its:     Vice President


                                THE WESTIN ST. FRANCIS LIMITED
                                PARTNERSHIP, a Delaware limited
                                partnership, as Maker

                                By: St. Francis Hotel Corporation,
                                    its General Partner


                                By: /s/  DOUGLAS C. SUTTEN
                                   -----------------------------------------
                                Its:     Vice President


                                TEACHER RETIREMENT SYSTEM OF TEXAS,
                                a public pension fund and an agency
                                of the State of Texas as Holder


                                By: /s/ TIMOTHY W. MONTER
                                    ----------------------------------------
                                Its:    Loan Administration Manager

             [Signature Page to Second Amendment to Promissory Note]

Westin St. Francis Loan Payment Schedule

Payment      Beginning                                                             Principal         Ending
   Date        Balance         Rate      Amort          Interest       Payment          Paid        Balance
-------      ---------         ----      -----          --------       -------     ---------        -------
  3/1/97     91,454,411      1.8750%        N           1,714,770     1,714,770        --        91,454,411
  6/1/97     91,454,411      1.8750%        N           1,714,770     1,714,770        --        91,454,411
  9/1/97     91,454,411      1.8750%        N           1,714,770     1,714,770        --        91,454,411
 12/1/97     91,454,411      1.8750%        N           1,714,770     1,714,770        --        91,454,411
  3/1/98     91,454,411      2.2125%        N           2,023,429     2,023,429        --        91,454,411
  6/1/98     91,454,411      2.2125%        N           2,023,429     2,023,429        --        91,454,411
  9/1/98     91,454,411      2.2125%        N           2,023,429     2,023,429        --        91,454,411
 12/1/98     91,454,411      2.2125%        N           2,023,429     2,023,429        --        91,454,411
  3/1/99     91,454,411      2.2125%        N           2,023,429     2,023,429        --        91,454,411
  6/1/99     91,454,411      2.2125%        N           2,023,429     2,023,429        --        91,454,411
  9/1/99     91,454,411      2.2125%        N           2,023,429     2,023,429        --        91,454,411
 12/1/99     91,454,411      2.2125%        N           2,023,429     2,023,429        --        91,454,411
  3/1/00     91,454,411      2.2125%        Y           2,023,429     2,278,888     255,459      91,198,951
  6/1/00     91,198,951      2.2125%        Y           2,017,777     2,278,888     261,111      90,937,840
  9/1/00     90,937,840      2.2125%        Y           2,012,000     2,278,888     266,889      90,670,951
 12/1/00     90,670,951      2.2125%        Y           2,006,095     2,278,888     272,793      90,398,158
  3/1/01     90,398,158      2.2125%        Y           2,000,059     2,278,888     278,829      90,119,329
  6/1/01     90,119,329      2.2125%        Y           1,993,890     2,278,888     284,998      89,834,331
  9/1/01     89,834,331      2.2125%        Y           1,987,585     2,278,888     291,304      89,543,027
 12/1/01     89,543,027      2.2125%        Y           1,981,139     2,278,888     297,749      89,245,278
  3/1/02     89,245,278      2.2125%        Y           1,974,552     2,278,888     304,337      88,940,942
  6/1/02     88,940,942      2.2125%        Y           1,967,818     2,278,888     311,070      88,629,872
  9/1/02     88,629,872      2.2125%        Y           1,960,936     2,278,888     317,952      88,311,919
 12/1/02     88,311,919      2.2125%        Y           1,953,901     2,278,888     324,987      87,986,932
  3/1/03     87,986,932      2.2125%        Y           1,946,711     2,278,888     332,177      87,654,755
  6/1/03     87,654,755      2.2125%        Y           1,939,361     2,278,888     339,527      87,315,228
  9/1/03     87,315,228      2.2125%        Y           1,931,849     2,278,888     347,039      86,968,189
 12/1/03     86,968,189      2.2125%        Y           1,924,171     2,278,888     354,717      86,613,472
  3/1/04     86,613,472      2.2125%        Y           1,916,323     2,278,888     362,565      86,250,907
  6/1/04     86,250,907      2.2125%        Y           1,908,301     2,278,888     370,587      85,880,320
  9/1/04     85,880,320      2.2125%        Y           1,900,102     2,278,888     378,786      85,501,534
 12/1/04     85,501,534      2.2125%        Y           1,891,721     2,278,888     387,167      85,114,367
  3/1/05     85,114,367      2.2125%        Y           1,883,155     2,278,888     395,733      84,718,634
  6/1/05     84,718,634      2.2125%        Y           1,874,400     2,278,888     404,489      84,314,145
  9/1/05     84,314,145      2.2125%        Y           1,865,450     2,278,888     413,438      83,900,708
 12/1/05     83,900,708      2.2125%        Y           1,856,303     2,278,888     422,585      83,478,123
  3/1/06     83,478,123      2.2125%        Y           1,846,953     2,278,888     431,935      83,046,188
  6/1/06     83,046,188      2.2125%        Y           1,837,397     2,278,888     441,491      82,604,696
  9/1/06     82,604,696      2.2125%        Y           1,827,629     2,278,888     451,259      82,153,437
11/30/06     82,153,437      2.2125%        Y           1,817,645    83,971,082  82,153,437      90,670,951

Maturity Date 11/30/06
Accrued Interest + Principal Due


                              Amended Schedule "A"